UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

ONSOURCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

____________________________________________________

(Former name or former address, if changed since last report)

ITEM 7.01	UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by OnSource Corporation, a Delaware Corporation (the "Company"):

    On April 15, 2005, the Company completed the sale of an aggregate of $2,208,500 in 6% convertible debentures (the "Debentures"). Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the "Maturity Date"). The Debentures are convertible into shares of common stock, $.0001 par value (the "Common Stock") of the Company at a conversion price of $1.00 per share.

    In addition, for every $2.00 in Debentures sold in the offering, an investor received one warrant exercisable for three years to purchase one additional share of Common Stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of Common Stock at a purchase price of $4.00 per share (the "Warrants"). (Hereafter, the Debentures and Warrants shall collectively be referred to as the (the "Securities"). The Warrants are redeemable by the Company under certain circumstances.

    The Securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). There were an aggregate of 54 accredited investors who participated in the offering.
    The offering consisted of an aggregate of $2,208,500 in Debentures and Warrants. In the offering, the Company paid fees to persons who served as placement agents consisting of a cash fee of 10% of the aggregate amount of Debentures sold by such placement agent, and warrants exercisable to purchase 10% of the number shares of Common stock underlying the Debentures sold by them, which Warrants are exercisable for three years to purchase shares of Common stock at an exercise price of $1.20 per share. The Company paid to placement agents an aggregate of $134,350 in fees and issued to placement agents Warrants exercisable for three years to purchase an aggregate of 134,350 shares of Common stock at an exercise price of $1.20 per share.
    The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder. Each of the investors in the offering qualified as an "accredited investor". In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.
    The conversion terms of the Debentures and exercise terms of the Warrants are described in Item 3.02(a) above.
    The proceeds of the offering will be used to provide working capital advances to Osmotics Pharma, Inc. under the terms of a Credit Agreement previously filed with the Commission. In addition, if an Agreement and Plan of Merger between the Company and Osmotics Pharma, Inc. dated April 8, 2005 (the "Merger Agreement") is consummated, additional proceeds from the offering will be used for working capital, including further advances to Osmotics Pharma, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired
Not applicable.
(b)	Pro forma financial information
Not applicable.
(c)	Exhibits
Item	Title
1.0	Form of Convertible Debenture
2.0	Form of Warrant

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OnSource Corporation (Registrant)
Dated: April 21, 2005	/s/ Frank L. Jennings Frank L. Jennings, President